Exhibit 3.1

Amended August 3, 2023

AMENDED AND RESTATED BYLAWS

OF

MARRIOTT INTERNATIONAL, INC.

ARTICLE I

OFFICES

Section 1.1    The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 1.2    The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 2.1    Meetings of the shareholders of the Corporation shall be held at such place, if any, either within or without the State of Delaware as shall be designated from time to time by the board of directors.

Section 2.2    Annual shareholders’ meetings shall be held on such date and at such time as shall be designated from time to time by the board of directors, for the purpose of electing directors and considering such other business as may properly come before the meeting. The Corporation may postpone, reschedule or cancel any annual meeting of shareholders.

Section 2.3    Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, notice of the annual meeting stating the place, if any, date and hour of the meeting, the means of remote communication, if any, by which the shareholder and proxy holders may be deemed to be present in person and vote at such meeting, and any other information required by law shall be given to each shareholder entitled to vote at such meeting not less than ten (10) days nor more than sixty (60) days before the date of the meeting.

Section 2.4    The Corporation shall prepare no later than the tenth (10th) day before each meeting of shareholders a complete list of shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and number of shares registered in the name of each shareholder. The list shall be available for examination by any shareholder for any purposes germane to the meeting for ten (10) days ending on the day before the meeting date (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation.

Section 2.5    Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, notice of a special meeting, stating the place, if any, date and hour of the meeting, the means of remote communication, if any, by which the shareholders and proxy holders may be deemed to be present in person and vote at such meeting, the purpose or purposes for which the meeting is called and any other information required by law, shall be given to each shareholder entitled to vote at such meeting, not less than ten (10) days nor more than sixty (60) days before the date of the meeting.

Section 2.6    Business transacted at any special meeting of shareholders shall be limited to the purpose or purposes stated in the Corporation’s notice.

Section 2.7    The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the chairman of the meeting or the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. When a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are: (i) announced at the meeting at which the adjournment is taken; (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable shareholders and proxyholders to participate in the meeting by means of remote communication; or (iii) set forth in the notice of meeting given in accordance with Section 2.3 or Section 2.5. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section 2.8    When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy and entitled to vote thereon shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question; provided, however, the election of directors at a meeting of the shareholders shall be determined in accordance with Section 3.4 of these Bylaws.

Section 2.9    Each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such shareholder or such greater or lesser number of votes per share as may be fixed by or pursuant to the Certificate of Incorporation, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

Section 2.10    (a) The proposal of business (other than nominations for the election of directors, which are governed by Section 3.13 of these Bylaws) may be made at an annual meeting of shareholders only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the board of directors, or (iii) by any shareholder of the Corporation who is a shareholder of record at the time the notice provided for in this Section 2.10 is delivered to the secretary, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.10. For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a shareholder to propose business (other than nominations for the election of directors, which are governed by Section 3.13 of these Bylaws) at an annual meeting of shareholders (other than a proposal included in the Corporation’s proxy statement pursuant to and in compliance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

(b)    In order to assure that shareholders and the Corporation have a reasonable opportunity to consider business proposed to be brought before a meeting of shareholders and to allow for full information to be distributed to shareholders, business (other than nominations for the election of directors, which are governed by Section 3.13 of these Bylaws) may properly be brought before an annual meeting only by a shareholder who shall have given timely notice thereof in proper written form to the secretary pursuant to clause (iii) of the foregoing paragraph, and such business must be a proper subject for shareholder action under the Delaware General Corporation Law. To be timely, a shareholder’s notice must be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business (as defined in Section 2.10(f) below) on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the date on which public announcement (as defined in Section 2.10(f) below) of the date of such meeting is first made by the Corporation. In no event shall an adjournment or recess of an annual meeting, or postponement of an annual meeting for which notice has been given or with respect to which there has been a public announcement of the date of the meeting, commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(c)    Such shareholder’s notice shall set forth:

(i)    as to any business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any substantial interest (as used in Item 5 of Schedule 14A of the Exchange Act) in such business of such shareholder and the beneficial owner (as defined in Section 2.10(f) below), if any, on whose behalf the business is being proposed;

(ii)    as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the business is being proposed (A) the name and address of such shareholder, as they appear on the Corporation’s books, and the name and address of such beneficial owner, (B) the class or series and number of shares of capital stock of the Corporation which are owned of record by such shareholder and such beneficial owner as of the date of the notice, and a representation that the shareholder will notify the Corporation in writing within five (5) business days after the record date for such meeting of the class or series and number of shares of capital stock of the Corporation owned of record by the shareholder and such beneficial owner as of the record date for the meeting, and (C) a representation that the shareholder (or a qualified representation of the shareholder, as defined in Section 2.10(e) below) intends to appear at the meeting to bring such business before the meeting;

(iii)    as to the shareholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the business is being proposed, as to such beneficial owner, and if such shareholder or beneficial owner is an entity, as to each individual who is a director, executive, general partner or managing member of such entity or of any other entity that has or shares control of such entity (any such individual or entity, a “control person”) (A) the class or series and number of shares of capital stock of the Corporation that are beneficially owned by such shareholder or beneficial owner and by any control person as of the date of the notice, (B) a description of (1) any plans or proposals which such shareholder, beneficial owner, if any, or control person may have with respect to securities of the Corporation that would be required to be disclosed pursuant to Item 4 of Exchange Act Schedule 13D and (2) any agreement, arrangement or understanding (whether or not in writing) with respect to the business between or among such shareholder, beneficial owner or control person and any other person, including without limitation any agreements that would be required to be described or reported pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (in the case of either clause (1) or (2), regardless of whether the requirement to file a Schedule 13D is applicable to the shareholder or beneficial owner), (C) a description of any agreement, arrangement or understanding (including any derivative or short positions, performance-related fees, profit interests, options, hedging or pledging transactions, voting rights, dividend rights and/or borrowed or loaned shares, regardless of whether settled in shares or cash) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, such shareholder, beneficial owner or control person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of the Corporation’s capital stock, or maintain, increase or decrease the voting power of the shareholder or beneficial owner with respect to shares of capital stock of the Corporation, including the notional number of shares that are the subject of such agreement, arrangement or understanding, and (D) a description of any agreement, arrangement or understanding (whether or not in writing) between or among such shareholder, beneficial owner or control person and any other person relating to acquiring, holding, voting or disposing of any shares of stock of the Corporation, including the number of shares that are the subject of such agreement, arrangement or understanding;

(iv)    as to the shareholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the business is being proposed, as to such beneficial owner, a representation that the shareholder will notify the Corporation in writing within five (5) business days after the record date for such meeting as to the status of each of the matters set forth in the immediately preceding paragraph (iii) as of the record date for the meeting;

(v)    a representation as to whether the shareholder or the beneficial owner will engage in a solicitation with respect to such proposal and, if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation (within the meaning of Exchange Act Rule 14a-1(l)) and the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation, and whether such person or group intends to deliver a proxy statement and/or form of proxy to holders

(including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act) of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the business to be proposed (in person or by proxy) by the shareholder; and

(vi)    as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the business is being proposed, such shareholders’ and beneficial owner’s written consent to the public disclosure of information provided pursuant to this Section 2.10.

(d)    The foregoing notice requirements of this Section 2.10 shall not apply to a shareholder if the shareholder has only notified the Corporation of his or her intention to present a shareholder proposal at an annual meeting pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

(e)    Only such business shall be conducted at an annual meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.10 (other than nominations for the election of directors, which are governed by Section 3.13 of these Bylaws). The chairman of the meeting of shareholders, the chairman of the board of directors, the board of directors or the secretary may, if the facts warrant, determine that a notice received by the Corporation relating to an item of business proposed to be introduced at an annual meeting of shareholders does not satisfy the requirements of this Section 2.10 (including if the shareholder does not provide the information required under clauses (c)(ii)(B), (c)(iii) and (c)(iv) of this Section 2.10 to the Corporation within five (5) business days after the record date for the meeting), and if it be so determined, the chairman of the meeting of shareholders shall so declare and any such business shall not be introduced at such meeting of shareholders, notwithstanding that proxies and votes in respect of such matters may have been received by the Corporation. If the chairman of a meeting of shareholders determines that business raised at the meeting was not properly brought before the meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted notwithstanding that proxies and votes in respect of such business may have been received by the Corporation. Notwithstanding the foregoing provisions of this Section 2.10, if the shareholder (or a qualified representative of the shareholder) is not present at the annual meeting of shareholders of the Corporation to propose such business, such proposed business shall not be transacted, notwithstanding that proxies and votes in respect of such vote may have been received by the Corporation. For purposes of this Section 2.10, to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or authorized by a writing executed by such shareholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the making of such proposal at such meeting (and in any event not fewer than five (5) business days before the meeting) by such shareholder stating that such person is authorized to act for such shareholder as proxy at the meeting of shareholders.

(f)    For purposes of Section 2.10, a “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act and “close of business” shall mean 6:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day. For purposes of this Section 2.10, shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has pursuant to any agreement, arrangement or understanding (whether or not in writing) (i) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (ii) the right to vote such shares, alone or in concert with others, and/or (iii) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares, and any such person shall be treated as the “beneficial owner” of such shares.

(g)    Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by the board of directors.

Section 2.11    The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The board of directors may adopt by resolution such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the board of directors, the chairman of any meeting of shareholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the board of directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to shareholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The chairman at any meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such chairman should so determine, such chairman shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the board of directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE III

DIRECTORS

Section 3.1    Except as otherwise fixed by or pursuant to the provisions of Article FOURTH of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of the directors of the Corporation shall be fixed from time to time by the board of directors but shall not be less than three. The directors, elected at any annual meeting of shareholders prior to the annual meeting of shareholders to be held in 2007, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the board of directors of the Corporation, one class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1998, another class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1999, and another class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 2000, with each class to hold office until its successor is elected and qualified. At each annual meeting of the shareholders of the Corporation, prior to the annual meeting of shareholders to be held in 2007, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. At each annual meeting of the shareholders of the Corporation from and after the annual meeting of shareholders to be held in 2007, each director standing for election, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be elected to hold office for a term expiring at the next annual meeting of shareholders, with such director to hold office until his or her successor is elected and qualified. Advance notice of shareholder nominations for the election of directors shall be given in the manner provided in Section 3.13 of Article III of these Bylaws.

Section 3.2    Except as otherwise provided for or fixed by or pursuant to the provisions of Article FOURTH of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the board of directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors. Any director elected in accordance with the preceding sentence shall hold office for a term expiring at the next annual meeting of shareholders, with such director to hold office until his or her successor is elected and qualified. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office, with or without cause and only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 3.3    The business of the Corporation shall be managed by its board of directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

Section 3.4    In the election of directors at a meeting of the shareholders at which a quorum is present, each director shall be elected by the vote of the majority of the votes cast; provided, that if, as of a date that is five (5) business days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission, the number of nominees exceeds the number of directors to be elected, the directors, not exceeding the authorized number of directors as fixed by the board of directors in accordance with the Bylaws, receiving the greatest number of votes of the shareholders entitled to vote thereon, present in person or by proxy, shall be the directors for the term as set forth in the Certificate of Incorporation. For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a director nominee exceeds the number of shares voted “against” that nominee.

Meetings of the Board of Directors

Section 3.5    The board of directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 3.6    [Reserved]

Section 3.7    Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

Section 3.8    Special meetings of the board may be called by the chairman of the board, the chief executive officer, or the secretary on the written request of any two directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone or electronic transmission not less than twenty-four (24) hours’ notice before the date of the meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

Section 3.9    At all meetings of the board of directors such number of directors as shall be not less than a majority of the full board of directors nor less than two shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.10    Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the board or committee in the same paper or electronic form as the minutes are maintained.

Section 3.11    The board of directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which, to the extent provided in the resolution and applicable law, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. At all meetings of committees of the board of directors, such number of members as shall be not less than one-half of the total number of the full committee nor less than two shall constitute a quorum for the transaction of business and the act of a majority of the members present at any committee meeting as which there is a quorum shall be the act of the committee, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

Compensation of Directors

Section 3.12    The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Nomination of Directors

Section 3.13    Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by the board of directors or a proxy committee appointed by the board of directors or by any shareholder entitled to vote in the election of directors. However, any shareholder entitled to vote in the election of directors at a meeting may nominate a director only if written notice of such shareholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election of directors at an annual meeting of shareholders, ninety days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the date of the annual meeting is advanced more than thirty days or delayed by more than sixty days from such anniversary date, notice by the shareholder must be so delivered not later than the close of business on the seventh day following the day on which notice of such meeting is first given to shareholders, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the board of directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Section 3.14    Proxy Access for Director Nominations.

Section 3.14.1    Eligibility

Subject to the terms and conditions of these Bylaws, in connection with an annual meeting of shareholders at which directors are to be elected, the Corporation (a) shall include in its proxy statement and on its form of proxy and any ballot distributed at the annual meeting, in addition to any person nominated for election by the board of directors or any committee thereof, the names of, and (b) shall include in its proxy statement the “Additional Information” (as defined below) relating to, a number of nominees specified pursuant to Section 3.14.2(a) for election to the Board of Directors submitted pursuant to this Section 3.14 (each, a “Shareholder Nominee”) by an Eligible Shareholder (as defined below), if:

(a)    the Shareholder Nominee satisfies the eligibility requirements in this Section 3.14,

(b)    the Shareholder Nominee is identified in a timely notice (the “Shareholder Notice”) that satisfies this Section 3.14 and is delivered in accordance with this Section 3.14 by a shareholder that qualifies as, or is acting on behalf of, an Eligible Shareholder,

(c)    the Eligible Shareholder satisfies the requirements in this Section 3.14 and expressly elects at the time of the delivery of the Shareholder Notice to have the Shareholder Nominee included in the Corporation’s proxy materials, and

(d)    the additional requirements of these Bylaws are met. Except for a nomination made in accordance with Rule 14a-19 promulgated under the Exchange Act, this Section 3.14 is the exclusive method for shareholders to include nominees for director election in the Corporation’s proxy materials and does not apply to the ability of shareholders to nominate candidates for director election (that will not be included in the Corporation’s proxy materials) pursuant to and in accordance with Section 3.13 of these Bylaws.

Section 3.14.2    Definitions

(a)    The maximum number of Shareholder Nominees submitted by all Eligible Shareholders appearing in the Corporation’s proxy materials with respect to an annual meeting of shareholders pursuant to this Section 3.14 (the “Authorized Number”) shall not exceed the greater of (i) two and (ii) twenty percent (20%) of the total number of directors in office as of the last day on which a Shareholder Notice may be delivered pursuant to this Section 3.14 with respect to the annual meeting, or if such amount is not a whole number, the closest whole number (rounding down) below twenty percent (20%); provided that the Authorized Number shall be reduced (i) by any Shareholder Nominee whose name was submitted for inclusion in the Corporation’s proxy materials pursuant to this Section 3.14 but whom the Board of Directors decides to nominate as a Board nominee, (ii) but not below one (1), by any directors in office or director nominees that in either case shall be included in the Corporation’s proxy materials with respect to the annual meeting as an unopposed (by the Corporation) nominee pursuant to an agreement, arrangement or other understanding between the Corporation and a shareholder or group of shareholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of capital stock of the Corporation, by the shareholder or group of shareholders, from the Corporation), and (iii) by any nominees who were previously elected to the Board as Shareholder Nominees at any of the preceding two annual meetings and who are nominated for election at the annual meeting by the Board as a Board nominee In the event that one or more vacancies for any reason occurs after the date of the Shareholder Notice but before the annual meeting and the Board resolves to reduce the size of the Board in connection therewith, the Authorized Number shall be calculated based on the number of directors in office as so reduced.

(b)    To qualify as an “Eligible Shareholder,” a shareholder or a group as described in this Section 3.14 must:

(i)    Own and have Owned (as defined below), continuously for at least three years as of the date of the Shareholder Notice, a number of shares (as adjusted to account for any stock dividend, stock split, subdivision, combination, reclassification or recapitalization of shares of capital stock of the Corporation that are entitled to vote generally in the election of directors) that represents at least three percent (3%) of the outstanding shares of capital stock of the Corporation that are entitled to vote generally in the election of directors as of the date of the Shareholder Notice (the “Required Shares”), and

(ii)    thereafter continue to Own the Required Shares through such annual meeting of shareholders.

For purposes of satisfying the ownership requirements of this Section 3.14.2(b), a group of not more than twenty shareholders and/or beneficial owners may aggregate the number of shares of capital stock of the Corporation that are entitled to vote generally in the election of directors that each group member has individually Owned continuously for at least three years as of the date of the Shareholder Notice if all other requirements and obligations for an Eligible Shareholder set forth in this Section 3.14 are satisfied by and as to each shareholder or beneficial owner comprising the group whose shares are aggregated. No shares may be attributed to more than one Eligible Shareholder, and no shareholder or beneficial owner, alone or together with any of its affiliates, may individually or as a member of a group qualify as or constitute more than one Eligible Shareholder under this Section 3.14. A group of any two or more funds shall be treated as only one shareholder or beneficial owner for this purpose if they are (A) under common management and investment control, (B) under common management and funded primarily by a single employer, or (C) part of a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended. For purposes of this Section 3.14, the term “affiliate” or “affiliates” shall have the meanings ascribed thereto under the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(c)    For purposes of this Section 3.14:

(i)    A shareholder or beneficial owner is deemed to “Own” only those outstanding shares of capital stock of the Corporation that are entitled to vote generally in the election of directors as to which the person possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares, except that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) sold by such person in any transaction that has not been settled or closed, (2) borrowed by the person for any purposes or purchased by the person pursuant to an agreement to resell, or (3) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by the person, whether the instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of capital stock of the Corporation that are entitled to vote generally in the election of directors, if the instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, the person’s full right to vote or direct the voting of the shares, and/or (y) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of the shares by the person. The terms “Owned,” “Owning” and other variations of the word “Own,” when used with respect to a shareholder or beneficial owner, have correlative meanings. For purposes of clauses (1) through (3), the term “person” includes its affiliates.

(ii)    A shareholder or beneficial owner “Owns” shares held in the name of a nominee or other intermediary so long as the person retains both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in the shares. The person’s Ownership of shares is deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the shareholder.

(iii)    A shareholder or beneficial owner’s Ownership of shares shall be deemed to continue during any period in which the person has loaned the shares if the person has the power to recall the loaned shares on not more than five business days’ notice.

(d)    For purposes of this Section 3.14, the “Additional Information” referred to in Section 3.14.1 that the Corporation will include in its proxy statement is:

(i)    the information set forth in the Schedule 14N provided with the Shareholder Notice concerning each Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the Corporation’s proxy statement by the applicable requirements of the Exchange Act and the rules and regulations thereunder, and

(ii)    if the Eligible Shareholder so elects, a written statement of the Eligible Shareholder (or, in the case of a group, a written statement of the group), not to exceed 500 words, in support of each of the Eligible Shareholder’s Shareholder Nominee(s), which must be provided at the same time as the Shareholder Notice for inclusion in the Corporation’s proxy statement for the annual meeting (the “Statement”).

Notwithstanding anything to the contrary contained in this Section 3.14, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law, rule, regulation or listing standard. Nothing in this Section 3.14 shall limit the Corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Shareholder or Shareholder Nominee.

Section 3.14.3    Shareholder Notice and Other Informational Requirements

(a)    The Shareholder Notice shall set forth all information, representations and agreements required under Sections 2.10(c)(ii) through (c)(iv) and Section 3.15(b), including, but not limited to, the information required with respect to (i) any nominee for election as a director under this Section 3.14, (ii) any shareholder giving notice under Section 2.10(c), and (iii) any shareholder, beneficial owner or control person (as defined in Section 2.10(c)(iii)) on whose behalf the nomination is made under this Section 3.14, and references to “business” in Sections 2.10(c)(ii) through (c)(iv) shall be deemed to refer to the nomination under this Section 3.14. In addition, such Shareholder Notice shall include:

(i)    a copy of the Schedule 14N that has been or concurrently is filed with the Securities and Exchange Commission under the Exchange Act,

(ii)    a written statement of the Eligible Shareholder (and in the case of a group, the written statement of each shareholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Shareholder), which statement(s) shall also be included in the Schedule 14N filed with the SEC: (A) setting forth and certifying to the number of shares of capital stock of the Corporation that are entitled to vote generally in the election of directors the Eligible Shareholder Owns and has Owned (as defined in Section 3.14.2(c) of these Bylaws) continuously for at least three years as of the date of the Shareholder Notice, and (B) agreeing to continue to Own such shares through the annual meeting,

(iii)    the written agreement of the Eligible Shareholder (and in the case of a group, the written agreement of each shareholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Shareholder) addressed to the Corporation, setting forth the following additional agreements, representations, and warranties:

(A)    it shall provide (1) within five business days after the date of the Shareholder Notice, one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three-year holding period, specifying the number of shares that the Eligible Shareholder Owns, and has Owned continuously in compliance with this Section 3.14, (2) within five business days after the record date for the annual meeting both the information required under Section 2.10(c)(iii)(A) and verifying the Eligible Shareholder’s continuous Ownership of the Required Shares, in each case, as of such date, and (3) immediate notice to the Corporation if the Eligible Shareholder ceases to own any of the Required Shares prior to the annual meeting,

(B)    it (1) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have this intent, (2) has not nominated and shall not nominate for election to the Board at the annual meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this Section 3.14, (3) has not engaged and shall not engage in, and has not been and shall not be a participant (as defined in Item 4 of Exchange Act Schedule 14A) in, a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee(s) or any nominee(s) of the Board, and (4) shall not distribute to any shareholder any form of proxy for the annual meeting other than the form distributed by the Corporation, and

(C)    it will (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the Corporation or out of the information that the Eligible Shareholder provided to the Corporation, (2) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of the nomination or solicitation process pursuant to this Section 3.14, (3) comply with all laws, rules, regulations and listing standards applicable to its nomination or any solicitation in connection with the annual meeting, (4) file with the Securities and Exchange

Commission any solicitation or other communication by or on behalf of the Eligible Shareholder relating to the Corporation’s annual meeting of shareholders, one or more of the Corporation’s directors or director nominees or any Shareholder Nominee, regardless of whether the filing is required under Exchange Act Regulation 14A, or whether any exemption from filing is available for the materials under Exchange Act Regulation 14A, and (5) at the request of the Corporation, promptly, but in any event within five business days after such request (or by the day prior to the day of the annual meeting, if earlier), provide to the Corporation such additional information as reasonably requested by the Corporation, and

(iv)    in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all members of the group with respect to the nomination and matters related thereto, including withdrawal of the nomination, and the written agreement, representation, and warranty of the Eligible Shareholder that it shall provide, within five business days after the date of the Shareholder Notice, documentation reasonably satisfactory to the Corporation demonstrating that the number of shareholders and/or beneficial owners within such group does not exceed twenty, including whether a group of funds qualifies as one shareholder or beneficial owner within the meaning of Section 3.14.2(b).

All information provided pursuant to this Section 3.14.3(a) shall be deemed part of the Shareholder Notice for purposes of this Section 3.14.

(b)    To be timely under this Section 3.14, the Shareholder Notice must be delivered by a shareholder to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business (as defined in Section 2.10(f) above) on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date (as stated in the Corporation’s proxy materials) the definitive proxy statement was first released to shareholders in connection with the preceding year’s annual meeting of shareholders; provided, however, that in the event the annual meeting is more than 30 days before or after the anniversary of the previous year’s annual meeting, or if no annual meeting was held in the preceding year, to be timely, the Shareholder Notice must be so delivered not earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement (as defined in Section 2.10(f) above) of the date of such meeting is first made by the Corporation. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice has been given or with respect to which there has been a public announcement of the date of the meeting, commence a new time period (or extend any time period) for the giving of the Shareholder Notice as described above.

(c)    Within the time period for delivery of the Shareholder Notice, all written and signed representations and agreements required pursuant to Section 3.15(a)(i), including consent to serving as a director if elected and to being named in the Corporation’s proxy statement and form of proxy as a nominee, shall be delivered to the secretary at the principal executive offices of the Corporation. The Shareholder Nominee must submit all completed and signed questionnaires required of the Corporation’s nominees pursuant to Section 3.15(a)(ii) and provide to the Corporation such other information as it may reasonably request. The questionnaires and any additional information requested by the Corporation shall be provided to the Corporation promptly upon request, but in any event within five business days after such request (or, in the case of other information, by the day prior to the day of the Annual Meeting, if earlier). The Corporation may request such additional information as necessary to permit the Board to determine if each Shareholder Nominee satisfies the requirements of this Section 3.14 or if each Shareholder Nominee is independent under any applicable listing standards, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the board of directors in determining and disclosing the independence of the Corporation’s directors.

(d)    In the event that any information or communications provided by the Eligible Shareholder or any Shareholder Nominees to the Corporation or its shareholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), such Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the Secretary and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s right to omit a Shareholder Nominee from its proxy materials as provided in this Section 3.14.

Section 3.14.4    Proxy Access Procedures

(a)    Notwithstanding anything to the contrary contained in this Section 3.14, the Corporation may omit from its proxy materials any Shareholder Nominee, and such nomination shall be disregarded and no vote on such Shareholder Nominee shall occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation, if:

(i)    the Eligible Shareholder (and in the case of a group, any shareholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Shareholder) or Shareholder Nominee breaches any of its agreements, representations or warranties set forth in the Shareholder Notice or otherwise submitted pursuant to this Section 3.14, any of the information in the Shareholder Notice or otherwise submitted pursuant to this Section 3.14 was not, when provided, true, correct and complete, or the Eligible Shareholder (and in the case of a group, any shareholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Shareholder) or applicable Shareholder Nominee otherwise fails to comply with its obligations pursuant to these Bylaws, including, but not limited to, its obligations under this Section 3.14,

(ii)    the Shareholder Nominee (A) is not independent under any applicable listing standards, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s directors, (B) is or has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended, (C) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding (excluding traffic violations and other minor offenses) within the past ten years or (D) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended,

(iii)    the Corporation has received a notice (whether or not subsequently withdrawn) that a shareholder intends to nominate any candidate for election to the Board pursuant to the advance notice requirements for shareholder nominees for director in Section 3.13,

(iv)    the election of the Shareholder Nominee to the Board would cause the Corporation to violate the Certificate of Incorporation of the Corporation, these Bylaws, or any applicable law, rule, regulation or listing standard, or

(v)    if the Eligible Shareholder at any time fails to continuously Own the Required Shares from the date of the Shareholder Notice through the annual meeting.

(b)    An Eligible Shareholder submitting more than one Shareholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 3.14 shall rank such Shareholder Nominees based on the order that the Eligible Shareholder desires such Shareholder Nominees to be selected for inclusion in the Corporation’s proxy materials and include such assigned rank in its Shareholder Notice submitted to the Corporation. In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 3.14 exceeds the Authorized Number, the Shareholder Nominees to be included in the Corporation’s proxy materials shall be determined in accordance with the following provisions: one Shareholder Nominee who satisfies the eligibility requirements in this Section 3.14 shall be selected from each Eligible Shareholder for inclusion in the Corporation’s proxy materials until the Authorized Number is reached, going in order of the amount (largest to smallest) of shares of the Corporation each Eligible Shareholder disclosed as Owned in its Shareholder Notice submitted to the Corporation and going in the order of the rank (highest to lowest) assigned to each Shareholder Nominee by such Eligible Shareholder. If the Authorized Number is not reached after one Shareholder Nominee who satisfies the eligibility requirements in this Section 3.14 has been selected from each Eligible Shareholder, this selection process shall continue as many times as necessary, following the same order each time, until the Authorized Number is reached. Following such determination, if any Shareholder Nominee who satisfies the eligibility requirements in this Section 3.14 thereafter is nominated by the Board, thereafter is not included in the Corporation’s proxy materials or thereafter is not submitted for director election for any reason (including the

Eligible Shareholder’s or Shareholder Nominee’s failure to comply with this Section 3.14), no other nominee or nominees shall be included in the Corporation’s proxy materials or otherwise submitted for election as a director at the applicable annual meeting in substitution for such Shareholder Nominee.

(c)    Any Shareholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of shareholders but withdraws from or becomes ineligible or unavailable for election at the annual meeting for any reason, including for the failure to comply with any provision of these Bylaws (provided that in no event shall any such withdrawal, ineligibility or unavailability commence a new time period (or extend any time period) for the giving of a Shareholder Notice) shall be ineligible to be a Shareholder Nominee pursuant to this Section 3.14 for the next two annual meetings.

(d)    Notwithstanding the foregoing provisions of this Section 3.14, unless otherwise required by law, if the shareholder delivering the Shareholder Notice (or a qualified representative of the shareholder, as defined in Section 2.10(e)) does not appear at the annual meeting of shareholders of the Corporation to present its Shareholder Nominee or Shareholder Nominees, such nomination or nominations shall be disregarded, notwithstanding that proxies in respect of the election of the Shareholder Nominee or Shareholder Nominees may have been received by the Corporation. Without limiting the Board’s power and authority to interpret any other provisions of these Bylaws, the Board (and any other person or body authorized by the Board) shall have the power and authority to interpret this Section 3.14 and to make any and all determinations necessary or advisable to apply this Section 3.14 to any persons, facts or circumstances, in each case acting in good faith.

Section 3.15    (a) To be eligible to be a nominee for election or re-election as a director of the Corporation under Section 3.14 of these Bylaws, a person must deliver to the secretary of the Corporation at the principal executive offices of the Corporation the following information:

(i)    a written representation and agreement, which shall be signed by such person and pursuant to which such person shall represent and agree that such person: (A) consents to serving as a director if elected and (if applicable) to being named in the Corporation’s proxy statement and form of proxy as a nominee, and currently intends to serve as a director for the full term for which such person is standing for election; (B) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity: (1) as to how the person, if elected as a director, will act or vote on any issue or question that has not been disclosed to the Corporation in such representation; or (2) that could limit or interfere with the person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law; (C) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or other payment (including reimbursement or indemnification) in connection with service or action as a director or nominee that has not been disclosed to the Corporation in such representation; and (D) if elected as a director, will comply with all of the Corporation’s corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to directors (which will be provided to such person within five (5) business days following a request therefor); and

(ii)    all completed and signed questionnaires required of the Corporation’s directors (which will be provided to such person within five (5) business days following a request therefor).

(b)    For any shareholder providing notice of such shareholder’s intention to nominate a director pursuant to Section 3.14 of these Bylaws, such Shareholder’s Notice shall set forth:

(i)    as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act; and

(ii)    as to the shareholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made, as to such beneficial owner, and if such shareholder or beneficial owner is an entity, as to each control person, (as defined in Section 2.10(c)(iii) above): a representation as to whether the shareholder or the beneficial owner, if any, on whose behalf the nomination is proposed, will engage in a solicitation with respect to the nomination and, if so, the name of each participant (as defined in Item 4 of Exchange Act Schedule 14A) in such solicitation (within the meaning of Exchange Act Rule 14a-1(l)) and whether such person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act) of shares representing at least 50% of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors.

The Chairman of the Board

Section 3.16    The chairman of the board of directors shall preside at all meetings of shareholders and the board of directors. If the chairman of the board of directors is not present at a meeting of the board of directors, the Chief Executive Officer (if separate and serving as a director) or another director chosen by or in the manner provided by the board of directors shall preside. If the chairman of the board of directors is not present at a meeting of shareholders, the Chief Executive Officer (if separate) or another person designated by or in the manner provided by the board of directors shall preside.

ARTICLE IV

NOTICES

Section 4.1    Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by any means not prohibited by the provisions of the statutes, including by mail, electronic transmission (including through the internet or similar system) or other means. If given in writing, by mail, addressed to such director or shareholder at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail, and if given by electronic transmission, such notice shall be deemed to be given as provided in Section 232 of the General Corporation Law of Delaware.

Section 4.2    Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

OFFICERS

Section 5.1    The officers of the Corporation shall consist of a chief executive officer, a secretary and a treasurer, who shall be elected by the board of directors. The Corporation may also have such other officers as the board of directors or the Chief Executive Officer deems necessary, expedient, or desirable, including a president, chief operating officer, chief financial officer, chief legal officer, controller, one or more executive vice presidents, senior vice presidents, vice presidents, assistant vice presidents, assistant secretaries, assistant treasurers and such other officers with such titles as the board of directors or the Chief Executive Officer may determine or appoint from time to time. Except as may otherwise be provided in the resolution of the board of directors electing him or her, no officer (other than the chairman of the board of directors, if any) need be a director of the Corporation. Any number of offices may be held by the same person as the directors may determine.

Section 5.2    Corporate officers may be elected at the first board of directors’ meeting held after the annual shareholders’ meeting or at such other time as the board of directors may determine.

Section 5.3    Corporate officers shall serve for such terms and shall have such duties and powers as may be designated in the Bylaws or by the board of directors or the Chief Executive Officer.

Section 5.4    Corporate officers shall hold office until a successor is elected and qualified or until their earlier resignation or removal from office. Any officer may resign at any time upon notice in writing or by electronic transmission to the Corporation. Corporate officers may be removed at any time by the board of directors or, if appointed by the Chief Executive Officer, also may be removed by the Chief Executive Officer. Vacancies in corporate offices may be filled by the board of directors or in accordance with Section 5.1, by the Chief Executive Officer.

The Chief Executive Officer

Section 5.5    The chief executive officer shall have general and active supervision of the business of the Corporation and shall see that all orders and resolutions of the board of directors are carried into effect and shall be responsible to the board of directors for the execution of such duties and powers. Unless otherwise provided in these Bylaws or determined by the board of directors, all other officers of the Corporation shall report directly to the chief executive officer or as otherwise determined by the chief executive officer. The chief executive officer (if also a director) shall, in the absence or inability to act of the chairman of the board, assume and carry out all responsibilities set forth with respect to such chairman unless otherwise determined by the board of directors.

Section 5.6    The chief executive officer shall execute bonds, mortgages, and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the Corporation.

The President and Vice Presidents

Section 5.7    The president, if any, shall have duties and powers as the board of directors or the chief executive officer may designate from time to time. In addition, executive vice presidents, senior vice presidents, vice presidents, and assistant vice presidents shall have duties and powers as the board of directors, the chief executive officer or another duly authorized officer may designate.

The Secretary and Assistant Secretaries

Section 5.8    The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or chief executive officer, under whose supervision he or she shall be. The secretary shall have custody of the corporate seal of the Corporation and the secretary, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

Section 5.9    The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

The Treasurer, Assistant Treasurers and Controller

Section 5.10    The treasurer shall have the custody of the corporate funds and securities and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors.

Section 5.11    The treasurer shall have the authority to invest the normal funds of the Corporation in the purchase and acquisition and to sell and otherwise dispose of these investments upon such terms as he or she may deem desirable and advantageous, and shall, upon request, render to the chief executive officer and the directors an accounting of all such normal investment transactions.

Section 5.12    The treasurer shall disburse the funds of the Corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all transactions as treasurer and of the financial condition of the Corporation.

Section 5.13    If required by the board of directors, the treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of treasurer’s office and for the restoration to the Corporation, in case of the treasurer’s death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the treasurer’s possession or under the treasurer’s control belonging to the Corporation.

Section 5.14    The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 5.15    The controller shall keep the Corporation’s accounting records and shall prepare accounting reports of the operating results as required by the board of directors and governmental authorities.

Section 5.16    The controller shall establish systems of internal control and accounting procedures for the protection of the Corporation’s assets and funds.

ARTICLE VI

CERTIFICATES OF STOCK

Section 6.1    The interest of holders of stock in the Corporation shall be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe; provided, that the board of directors may provide by resolution or resolutions that all or some of all classes or series of the stock of the Corporation shall be represented by uncertificated shares. Every holder of stock represented by a certificate shall be entitled to have a certificate signed by, or in the name of the Corporation by two authorized officers of the Corporation, including but not limited to, the chairman of the board of directors, the chief executive officer, the president, a vice president, the secretary, an assistant secretary, the treasurer or an assistant treasurer of the Corporation, representing the number of shares owned by such holder of stock in the Corporation registered in certificated form. All certificates shall also be signed by a transfer agent and by a registrar Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

Section 6.2    All signatures which appear on the certificate may be facsimile including, without limitation, signatures of officers of the Corporation or the signatures of the stock transfer agent or registrar. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

Section 6.3    If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided, however, that except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge, to each shareholder who so requests, the designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights.

Lost Certificates

Section 6.4    The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

Transfers of Stock

Section 6.5    The shares of the stock of the Corporation represented by certificates shall be transferred on the books of the Corporation by the holder thereof in person or by his or her attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send or cause to be sent to the registered owner thereof a notice containing the information required to be set forth or stated on certificates pursuant to Delaware law or, unless otherwise provided by Delaware law, a statement that the Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Fixing Record Date

Section 6.6    In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Registered Shareholders

Section 6.7    The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII

GENERAL PROVISIONS

Dividends

Section 7.1    Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the board of directors, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 7.2    Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 7.3    [Reserved]

Checks

Section 7.4    All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Fiscal Year

Section 7.5    The fiscal year of the Corporation shall be fixed by resolution of the board of directors.

Seal

Section 7.6    The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Indemnification and Advancement of Expenses

Section 7.7    (a) Each person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”) (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged activity in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such person in connection with such proceeding; provided that, (i) except with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors, and (ii) such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

(b)    The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)    To the fullest extent permitted by law, to the extent that a director, officer or employee of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Section 7.7, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith For purposes of determining the reasonableness of any such expenses, a certification to such effect by any member of the Bar of the State of Delaware, which member of the Bar may have acted as counsel to any such director, officer or employee, shall be binding upon the Corporation unless the Corporation establishes that the certification was made in bad faith.

(d)    Any indemnification under subsections (a) and (b) of this Section 7.7 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer or employee is proper in the circumstances because any such person has met the applicable standard of conduct set forth in subsections (a) and (b) of this Section 7.7. Such determination shall be made (i) by the board of directors, by a majority vote of directors who were not parties to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, (iii) if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the shareholders.

(e)    Expenses (including attorneys’ fees) incurred by an officer, director or employee of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount if it shall ultimately be determined that any such person is not entitled to be indemnified by the Corporation as authorized by this Section 7.7. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made by a majority vote of those directors who are not parties to such action, suit or proceeding, or, if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion, that, based upon the facts known to such directors or counsel at the time such determination is made, such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or, with respect to any criminal proceeding, that such person had reasonable cause to believe his or her conduct was unlawful.

(f)    The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section 7.7 shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g)    The Corporation may but shall not be required to purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this Section 7.7. The Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

(h)    For purposes of this Section 7.7, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees, so that any person who is or was a director, officer or employee of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section 7.7 with respect to the resulting or surviving corporation as such person would have had with respect to such constituent corporation if its separate existence had continued.

(i)    For purposes of this Section 7.7, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Section 7.7.

(j)    The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 7.7 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)    This Section 7.7 shall be interpreted and construed to accord, as a matter of right, to any person who is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, the full measure of indemnification and advancement of expenses permitted by Section 145 of the Business Corporation Law of the State of Delaware.

(l)    Any costs incurred by any person in enforcing the provisions of this Section 7.7 shall be an indemnifiable expense in the same manner and to the same extent as other indemnifiable expenses under this Section 7.7.

(m)    No amendment, modification or repeal of this Section 7.7 shall have the effect of or be construed to limit or adversely affect any claim or right to indemnification or advancement of expenses made by any person who is or was a director, officer or employee of this Corporation with respect to any state of facts which existed prior to the date of such amendment, modification or repeal, whether or not the Corporation has been notified of such claim, or such right has been asserted, prior to such date. Accordingly, any amendment, modification or repeal of this Section 7.7 shall be deemed to have prospective application only and shall not be applied retroactively.

Books and Records

Section 7.8    No shareholder shall have any right of inspecting any account, or book, or paper or document of this Corporation, except as conferred by law or by resolution of the board of directors.

Section 7.9    The accounts, books, papers and documents of this Corporation shall be kept at the principal office of the Corporation in Montgomery County, Maryland or at such other place or places as may be required by law or designated by resolution of the board of directors.

ARTICLE VIII

BYLAW AMENDMENTS

Section 8.1    Subject to the provisions of the Certificate of Incorporation, these Bylaws may be altered, amended or repealed at any regular meeting of the shareholders (or at any special meeting thereof duly called for that purpose) by a majority vote of the shares represented and entitled to vote at such meeting; provided that in the notice of such special meeting notice of such purpose shall be given. Subject to the laws of the State of Delaware, the Certificate of Incorporation and these Bylaws, the board of directors may by majority vote of those present at any meeting at which a quorum is present amend these Bylaws, or enact such other Bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation, except that the final sentence of Section 3.2 and Section 3.13 of Article III and Articles VIII and IX of the Bylaws may be amended only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE IX

SHAREHOLDER ACTION

Section 9.1    Any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of shareholders of the Corporation may be called only by the board of directors pursuant to a resolution approved by a majority of the entire board of directors.

ARTICLE X

FORUM FOR ADJUDICATION OF DISPUTES

Section 10.1    Unless the Corporation, in writing, selects or consents to the selection of an alternative forum, (a) the sole and exclusive forum for any current or former shareholder (including any current or former beneficial owner) to bring internal corporate claims (as defined below), to the fullest extent permitted by law, and subject to applicable jurisdictional requirements, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court or a federal court located within the State of Delaware); and (b) the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act of 1933, to the fullest extent permitted by law, shall be the federal district courts of the United States of America. For purposes of this Article X, internal corporate claims means claims, including claims in the right of the Corporation: (a) that are based upon a violation of a duty by a current or former director, officer, employee or shareholder in such capacity; or (b) as to which the Delaware General Corporation Law confers jurisdiction upon the Court of Chancery.

Section 10.2    If any provision of this Article X shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article X (including, without limitation, each portion of any sentence of this Article X containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby.

END OF BYLAWS